UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2006
Date of Report (Date of earliest event reported)

DIGITAL ECOSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51152	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1313 East Maple Street, Suite 223
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 685-4200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective February 22, 2006, Dr. Anthony K. Yeats has been appointed as a member of the Board of Directors of Digital Ecosystems Corp. (the “Company”). Dr. Yeats has participated in the development of numerous exploration stage ventures identifying mineral as well as oil and gas resource opportunities globally. His career has included the role of Chief Geologist, Geophysicist and Team Leader for Royal Dutch Shell in Africa and Indonesia; as Exploration Coordinator for BP’s Global Basin Group, then as Chief Geologist for a number of regional acquisitions undertaken by British Petroleum at a variety of locations throughout the Middle East, Africa, Canada and Europe. Throughout the late 1990’s Dr. Yeats was highly active as the Manager of a consortium undertaking hydrocarbon exploration in Kazakhstan, Azerbaijan, Turkmenistan and Russia where he was responsible for the generation of new ventures, including the acquisition of already existing discoveries.

Recently, Dr. Yeats has been active as both the Vice President of a resource investment company in Canada with exploration interests in gravel, titanium, and kimberlites, and in the development of his own venture undertaking research projects at the University of Cambridge as well as providing consulting expertise for companies in geology and exploration management. Over the years he has developed extensive contacts with the financial community in Edinburgh and London which specialize in the raising of capital for oil and gas ventures particularly from UK, French, Canadian and Middle East sources.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	99.1	Press Release dated February 28, 2006 announcing the appointment of Dr. Anthony Keith Yeats.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ECOSYSTEMS CORP.

Date: February 28, 2006
	By:	/s/ G. Leigh Lyons

GREGORY LEIGH LYONS
President, Chief Executive Officer,
and Director